Exhibit 99.1

ALBUQUERQUE, N.M.
February 26, 2021

PNM Resources Reports 2020 Earnings Results
2021 Ongoing Earnings Guidance Affirmed

•2020 GAAP earnings of $2.15 per diluted share
•2020 Ongoing earnings per share of $2.28 in line with expectations
•Affirmed 2021 Ongoing earnings guidance range of $2.27 to $2.37 per diluted share

                PNM Resources (In millions, except EPS)

	2020	2019
GAAP net earnings attributable to PNM Resources	$172.8	$77.4
GAAP diluted EPS	$2.15	$0.97
Ongoing net earnings	$182.8	$172.5
Ongoing diluted EPS	$2.28	$2.16

PNM Resources (NYSE: PNM) today released its 2020 year-end results in line with previously published ongoing earnings guidance. In addition, management affirmed its 2021 consolidated ongoing earnings guidance of $2.27 to $2.37 per diluted share.

“Our fourth quarter results finished the year in line with expectations, demonstrating resilience and adaptability during the continued effects of the COVID-19 pandemic,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “We look forward to bringing the benefits of our merger with Avangrid to customers, employees and communities and are progressing through the remaining regulatory approvals. We continue to expect the merger to close in the second half of 2021.”

ERCOT WINTER STORM OUTAGES

During the severe winter storm impacting Texas this month, TNMP complied with the Electric Reliability Council of Texas (ERCOT) directives to curtail the delivery of electricity in its service territory, reducing the record-setting demand created by arctic temperatures. TNMP did not experience significant outages on its system outside of the ERCOT-directed curtailments.

In the event a Retail Electric Provider files for bankruptcy, TNMP is permitted to defer any associated uncollected amounts to a regulatory asset for recovery through a future general rate proceeding.

At this time, PNM Resources does not expect significant financial impacts related to these events.

UPDATE ON MERGER AGREEMENT

On October 21, 2020, PNM Resources announced an agreement to enter into a merger with AVANGRID. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing.

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Shareholders approved the merger on February 12, 2021. Clearances have been received from the Department of Justice under the Hart-Scott-Rodino Act and the Committee on Foreign Investment in the United States (CFIUS). Approvals continue to be pursued from the Federal Communications Commission, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Public Utility Commission of Texas and New Mexico Public Regulation Commission.

PNM Resources continues to anticipate that the closing of the merger will occur in the second half of 2021, subject to the satisfaction or waiver of the remaining customary conditions to closing, including among other things, receipt of other required state and federal regulatory approvals.

SEGMENT REPORTING OF 2020 EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	2020	2019	2020	2019
PNM	$1.81	$0.51	$1.76	$1.67
TNMP	$0.73	$0.70	$0.74	$0.70
Corporate and Other	($0.39)	($0.24)	($0.22)	($0.21)

Consolidated PNM Resources	$2.15	$0.97	$2.28	$2.16

GAAP earnings increased in 2020 resulting from $150.6 million of PNM pre-tax regulatory disallowances and restructuring costs in 2019, partially offset by $17.0 million of Corporate and Other pre-tax merger related expenditures in 2020. GAAP and ongoing earnings also increased in 2020 resulting from:

•PNM: interest savings from refinancing of debt at lower interest rates, higher sales volumes as COVID-19 impacts were more than offset by higher summer temperatures, higher transmission margins and lower outage costs, partially offset by expected increases in operational spending and higher depreciation and property tax expenses resulting from additional capital investments.
•TNMP: Distribution Cost of Service (DCOS) and Transmission Cost of Service (TCOS) rate increases were partially offset by expected increases in operational spending and higher depreciation and property tax expenses resulting from additional capital investments.

Additional materials with information on quarterly and full-year results are available at
http://www.pnmresources.com/investors/results.cfm.

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Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.8 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the failure by AVANGRID to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iv) the possibility that PNMR’s shareholders may not approve the Merger Agreement, (v) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, (vi) risks related to disruption of management time from ongoing business operations due to the proposed Merger, and (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-5.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$16,671	$11,398	$(19,291)	$8,778
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	(16,015)	—	—	(16,015)
Regulatory disallowances and restructuring costs2b	1,098	—	—	1,098
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Merger related costs2d	72	95	15,429	15,596
Total adjustments before income tax effects	(13,714)	95	15,429	1,810
Income tax impact of above adjustments[1]	3,483	(20)	(3,919)	(456)
Income tax impact of non-deductible merger related costs[3]	752	428	1,257	2,437
Total income tax impacts[4]	4,235	408	(2,662)	1,981
Adjusting items, net of income taxes	(9,479)	503	12,767	3,791
Ongoing Earnings (Loss)	$7,192	$11,901	$(6,524)	$12,569

Year Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$145,473	$58,585	$(31,283)	$172,775
Adjusting items before income tax effects
Net change in unrealized gains and losses on investment securities2a	(14,513)	—	—	(14,513)
Regulatory disallowances and restructuring costs2b	3,009	—	—	3,009
Pension expense related to previously disposed of gas distribution business2c	4,525	—	—	4,525
Merger related costs2d	72	95	17,016	17,183
Total adjustments before income tax effects	(6,907)	95	17,016	10,204
Income tax impact of above adjustments[1]	1,754	(20)	(4,322)	(2,588)
Income tax impact of non-deductible merger related costs[3]	752	428	1,257	2,437
Total income tax impacts[4]	2,506	408	(3,065)	(151)
Adjusting items, net of income taxes	(4,401)	503	13,951	10,053
Ongoing Earnings (Loss)	$141,072	$59,088	$(17,332)	$182,828

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] (Increases) in "Gain (loss) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increase of $1.9 million in "Interest Charges", decrease of less than $0.1 million in "Other income" for the year ended December 31, 2020, reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit; and a net increase of $1.1 million in "Regulatory disallowances and restructuring costs" for the three months and year ended December 31, 2020, resulting from coal mine reclamation remeasurements

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general" of $15.6 million and $17.2 million for the three months and year ended December 31, 2020; and increases of less than $0.1 million in "Taxes other than income taxes" for the three months and year ended December 31, 2020

[3] Additional income tax expense of $1.2 million for non-deductible transaction costs and $1.2 million for merger-related non-deductible compensation for the three months and year ended December 31, 2020.

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR:	$27,856	$11,347	$(7,398)	$31,805
Adjusting items before income tax effects
Mark-to-market impact of economic hedges3a	(10)	—	—	(10)
Net change in unrealized gains and losses on investment securities3b	(7,590)	—	—	(7,590)
Regulatory disallowances and restructuring costs2, 3c	—	496	—	496
Pension expense related to previously disposed of gas distribution business3d	1,045	—	—	1,045
Process improvement initiatives3e	—	—	—	—
Four Corners coal mine reclamation3f	—	—	—	—
Cost to review strategic growth opportunities3e	—	—	1,571	1,571
Total adjustments before income tax effects	(6,555)	496	1,571	(4,488)
Income tax impacts of above adjustments[1]	1,665	(104)	(399)	1,162
Deferred income tax impact of regulatory disallowance	—	—	—	—
Impairment of state tax credits	—	—	425	425
Timing of statutory and effective tax rates on non-recurring items[4]	52	(12)	(6)	34
Total income tax impacts[5]	1,717	(116)	20	1,621
Adjusting items, net of income taxes	(4,838)	380	1,591	(2,867)
Ongoing Earnings (Loss)	$23,018	$11,727	$(5,807)	$28,938

Year Ended December 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR:	$40,653	$55,799	$(19,090)	$77,362
Adjusting items before income tax effects
Mark-to-market impact of economic hedges3a	(94)	—	—	(94)
Net change in unrealized gains and losses on investment securities3b	(21,282)	—	—	(21,282)
Regulatory disallowances and restructuring costs2, 3c	150,599	496	—	151,095
Pension expense related to previously disposed of gas distribution business3d	4,179	—	—	4,179
Process improvement initiatives3e	559	186	—	745
Four Corners coal mine reclamation3f	794	—	—	794
Cost to review strategic growth opportunities3e	—	—	1,571	1,571
Total adjustments before income tax effects	134,755	682	1,571	137,008
Income tax impacts of above adjustments[1]	(34,228)	(143)	(399)	(34,770)
Deferred income tax impact of regulatory disallowance	(7,485)	—	—	(7,485)
Impairment of state tax credits	—	—	425	425
Timing of statutory and effective tax rates on non-recurring items[4]	—	—	—	—
Total income tax impacts[5]	(41,713)	(143)	26	(41,830)
Adjusting items, net of income taxes	93,042	539	1,597	95,178
Ongoing Earnings (Loss)	$133,695	$56,338	$(17,493)	$172,540

[1] 2019 income tax effects calculated using tax rates of 21.00% for TNMP and 25.40% for other segments
[2] Regulatory disallowances and restructuring costs are primarily related to the NM Supreme Court's decision to affirm the NMPRC's disallowance of certain costs included in PNM's NM 2015 Rate Case and disallowance of certain costs in TNMP's 2018 Rate Case

[3] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] (Reductions) in "Electric Operating Revenues" and "Cost of energy" of $260 and $270 in the three months ended December 31, 2019 and $997 and $1,091 in the year ended December 31, 2019
[b] (Increases) in "Gain (loss) on investment securities"
[c] Increases in "Regulatory disallowances and restructuring costs"
[d] Increases in "Other (deductions)"
[e] Increases in "Administrative and general"
[f] Increases in "Cost of Energy"
[4] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 10.8% for PNM and 8.4% for PNMR, which has reversed

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.21	$0.14	$(0.24)	$0.11
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	(0.15)	—	—	(0.15)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	0.01	0.01	0.15	0.17
Total Adjustments	(0.12)	0.01	0.15	0.04
Ongoing Earnings (Loss)	$0.09	$0.15	$(0.09)	$0.15
Average Diluted Shares Outstanding: 81,340,639

Year Ended December 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.81	$0.73	$(0.39)	$2.15
Adjusting items, net of income tax effects
Net change in unrealized gains and losses on investment securities	(0.13)	—	—	(0.13)
Regulatory disallowances and restructuring costs	0.03	—	—	0.03
Pension expense related to previously disposed of gas distribution business	0.04	—	—	0.04
Merger related costs	0.01	0.01	0.17	0.19
Total Adjustments	(0.05)	0.01	0.17	0.13
Ongoing Earnings (Loss)	$1.76	$0.74	$(0.22)	$2.28
Average Diluted Shares Outstanding: 80,302,542

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.35	$0.14	$(0.09)	$0.40
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	(0.07)	—	—	(0.07)
Regulatory disallowances and restructuring costs	—	—	—	—
Pension expense related to previously disposed of gas distribution business	—	—	—	—
Cost to review strategic growth opportunities	—	—	0.02	0.02
Impairment of state tax credits	—	—	0.01	0.01
Total Adjustments	(0.07)	—	0.03	(0.04)
Ongoing Earnings (Loss)	$0.28	$0.14	$(0.06)	$0.36
Average Diluted Shares Outstanding: 80,022,823

Year Ended December 31, 2019
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.51	$0.70	$(0.24)	$0.97
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	(0.20)	—	—	(0.20)
Regulatory disallowances and restructuring costs	1.40	—	—	1.40
Pension expense related to previously disposed of gas distribution business	0.04	—	—	0.04
Process improvement initiatives	—	—	—	—
Four Corners coal mine reclamation	0.01	—	—	0.01
Cost to review strategic growth opportunities	—	—	0.02	0.02
Deferred income tax impact of regulatory disallowances	(0.09)	—	—	(0.09)
Impairment of state tax credits	—	—	0.01	0.01
Total Adjustments	1.16	—	0.03	1.19
Ongoing Earnings (Loss)	$1.67	$0.70	$(0.21)	$2.16
Average Diluted Shares Outstanding: 79,990,498

PNM Resources, Inc. and Subsidiaries
Schedule 5
Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except per share amounts)
Electric Operating Revenues	$1,523,012	$1,457,603	$1,436,613
Operating Expenses:
Cost of energy	447,241	412,812	399,726
Administrative and general	216,334	189,227	188,470
Energy production costs	137,977	142,545	149,477
Regulatory disallowances and restructuring costs	1,098	151,095	65,598
Depreciation and amortization	275,612	267,808	241,188
Transmission and distribution costs	77,943	69,862	76,434
Taxes other than income taxes	81,526	80,054	79,673
Total operating expenses	1,237,731	1,313,403	1,200,566
Operating income	285,281	144,200	236,047
Other Income and Deductions:
Interest income	14,223	14,022	15,540
Gains (losses) on investment securities	21,599	29,589	(17,176)
Other income	19,973	15,382	17,586
Other (deductions)	(18,732)	(15,328)	(15,696)
Net other income and (deductions)	37,063	43,665	254
Interest Charges	114,392	121,016	127,244
Earnings before Income Taxes	207,952	66,849	109,057
Income Taxes (Benefits)	20,636	(25,282)	7,775
Net Earnings	187,316	92,131	101,282
(Earnings) Attributable to Valencia Non-controlling Interest	(14,013)	(14,241)	(15,112)
Preferred Stock Dividend Requirements of Subsidiary	(528)	(528)	(528)
Net Earnings Attributable to PNMR	$172,775	$77,362	$85,642
Net Earnings Attributable to PNMR per Common Share:
Basic	$2.16	$0.97	$1.07
Diluted	$2.15	$0.97	$1.07